UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

ARCLIGHT CLEAN TRANSITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Clarendon Street, 55th Floor Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 531-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ACTCU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	ACTC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ACTCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 25, 2020, ArcLight Clean Transition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 25,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with ArcLight CTC Holdings, L.P. of 7,000,000 private placement warrants at a price of $1.00 per warrant (the “Private Placement”). The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $250,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its income taxes, if any, the Company’s amended and restated memorandum and articles of association will provide that the Offering Proceeds will not be released from the trust account (1) to the Company, until the completion of its initial business combination, or (2) to its public shareholders, until the earliest of (a) the completion of the its initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of its Class A ordinary shares, and (c) the redemption of the public shares if the Company has not consummated its business combination within 24 months from the closing of the IPO, subject to applicable law.

On September 29, 2020, the Company issued an additional 2,750,000 units (the “Over-Allotment Units”) pursuant to the partial exercise by the underwriters of their over-allotment option in connection with the IPO. The Over-Allotment Units were priced at $10.00 per unit, generating total gross proceeds of $27,500,000. Concurrently, the Sponsor also purchased an additional 550,000 private placement warrants for $550,000. Of the proceeds received from the consummation of the IPO, the private placement purchases by the Sponsor and the sale of the Over-Allotment Units, $277,750,000 (or $10.00 per unit sold in the public offering) was deposited in the Company’s trust account.

An audited balance sheet as of September 25, 2020 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020	ARCLIGHT CLEAN TRANSITION CORP.

	By:	/s/ John F. Erhard
	Name: Title:	John F. Erhard President and Chief Executive Officer

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